UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2015

SunEdison, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13828	56-1505767
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13736 Riverport Dr. Maryland Heights, Missouri	63043
(Address of principal executive offices)	(Zip Code)

(314) 770-7300

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 20, 2015, SunEdison, Inc. (the “Company”) issued a press release announcing that it intends to offer $350 million aggregate principal amount of convertible senior notes due 2022, subject to market and other conditions, in a private placement. A copy of this press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

The notes, and any shares of the Company’s common stock issuable upon conversion of the notes, have not been registered under the Securities Act of 1933, as amended, and may not be offered in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release issued January 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNEDISON, INC.

Date: January 20, 2015	By:	/s/ Martin H. Truong
Name: Martin H. Truong Title: Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press Release issued January 20, 2015